As filed with the Securities and Exchange Commission on July 9, 2003
                                                      Registration No. 333-96063
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------

                         POST-EFFECTIVE AMENDMENT NO. 5
                                   TO FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------
               Merrill Lynch, Pierce, Fenner & Smith Incorporated
                                Initial Depositor
               (Exact name of registrant as specified in charter)
                                 ---------------
                          B2B Internet HOLDRS(SM) Trust
                      (Issuer with respect to the receipts)


     Delaware                           6211                       13-5674085
  (State or other           (Primary Standard Industrial        (I.R.S. Employer
   jurisdiction             Classification Code Number)          Identification
of incorporation or                                                  Number)
   organization)
                                 ---------------

                                250 Vesey Street
                            New York, New York 10281
                                 (212) 449-1000
               (Address, including zip code, and telephone number,
                      including area code, of registrant's
                          principal executive offices)
                                 ---------------
                                   Copies to:

     Judith Witterschein, Esq.                        Andrew B. Janszky, Esq.
        Corporate Secretary                           Shearman & Sterling LLP
  Merrill Lynch, Pierce, Fenner &                       599 Lexington Avenue
         Smith Incorporated                           New York, New York 10022
          250 Vesey Street                                 (212) 848-4000
      New York, New York 10281
           (212) 449-1000

 (Name, address, including zip code, and
telephone number, including area code,
 of agent for service)


         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [_]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

         If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. [_]
================================================================================

PROSPECTUS



                               [GRAPHIC OMITTED]



                        1,000,000,000 Depositary Receipts
                          B2B Internet HOLDRS(SM) Trust

         The B2B Internet HOLDRSSM Trust issues Depositary Receipts called B2B Internet HOLDRS(SM) representing your undivided beneficial ownership in the U.S.-traded common stock of a group of specified business to business, or B2B, Internet companies whose products and services are developed for and marketed to companies who conduct business and electronic commerce on the Internet with other companies. The Bank of New York is the trustee. You only may acquire, hold or transfer B2B Internet HOLDRS in a round-lot amount of 100 B2B Internet HOLDRS or round-lot multiples. B2B Internet HOLDRS are separate from the underlying deposited common stocks that are represented by the B2B Internet HOLDRS. For a list of the names and the number of shares of the companies that make up a B2B Internet HOLDR, see "Highlights of B2B Internet HOLDRS--The B2B Internet HOLDRS" starting on page 12. The B2B Internet HOLDRS trust will issue B2B Internet HOLDRS on a continuous basis.

         Investing in B2B Internet HOLDRS involves significant risks. See "Risk Factors" starting on page 5.

         B2B Internet HOLDRS are neither interests in nor obligations of Merrill Lynch, Pierce, Fenner & Smith Incorporated. B2B Internet HOLDRS are not interests in The Bank of New York, as trustee. Please see "Description of the Depositary Trust Agreement" in this prospectus for a more complete description of the duties and responsibilities of the trustee, including the obligation of the trustee to act without negligence or bad faith.

         The B2B Internet HOLDRS are listed on the American Stock Exchange under the symbol "BHH". On July 1, 2003, the last reported sale price of the B2B Internet HOLDRS on the American Stock Exchange was $2.80.

                                 ---------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                 ---------------

                  The date of this prospectus is July 7, 2003.

"HOLDRS" and "HOLding Company Depositary ReceiptS" are service marks of Merrill Lynch & Co., Inc.

                                TABLE OF CONTENTS




                                                                            Page

Summary........................................................................4
Risk Factors...................................................................5
Highlights of B2B Internet HOLDRS.............................................12
The Trust.....................................................................20
Description of B2B Internet HOLDRS............................................20
Description of the Underlying Securities......................................21
Description of the Depositary Trust Agreement.................................23
United States Federal Income Tax Consequences.................................27
ERISA Considerations..........................................................30
Plan of Distribution..........................................................30
Legal Matters.................................................................31
Where You Can Find More Information...........................................31


                                 ---------------

         This prospectus contains information you should consider when making your investment decision. With respect to information about B2B Internet HOLDRS, you should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell B2B Internet HOLDRS in any jurisdiction where the offer or sale is not permitted.

         The B2B Internet HOLDRS are not registered for public sale outside of the United States. Non-U.S. receipt holders should refer to "United States Federal Income Tax Consequences--Non-U.S. receipt holders" and we recommend that non-U.S. receipt holders consult their tax advisors regarding U.S. withholding and other taxes which may apply to ownership of the B2B Internet HOLDRS or of the underlying securities through an investment in the B2B Internet HOLDRS.

                                     SUMMARY

         The B2B Internet HOLDRS trust was formed under the depositary trust agreement, dated as of February 18, 2000 among The Bank of New York, as trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the B2B Internet HOLDRS. The trust is not a registered investment company under the Investment Company Act of 1940.

         The trust currently holds shares of common stock issued by a group of specified companies that were, at the time of the initial offering, generally considered to be involved in various aspects of the B2B segment of the Internet industry. The B2B, or business to business, segment of the Internet industry, consists of Internet companies whose products and services are developed for and marketed to companies who conduct business and electronic commerce on the Internet with other companies. The number of shares of each company's common stock currently held by the trust with respect to each round-lot of B2B Internet HOLDRS is specified under "Highlights of B2B Internet HOLDRS--The B2B Internet HOLDRS." This group of common stocks, and the securities of any company that may be added to the B2B Internet HOLDRS, are collectively referred to in this prospectus as the underlying securities. There are currently 12 companies included in the B2B Internet HOLDRS, which may change as a result of reconstitution events, distributions of securities by underlying issuers or other events. The B2B Internet HOLDRS are separate from the underlying securities that are represented by the B2B Internet HOLDRS. On July 1, 2003, there were 12,935,600 B2B Internet HOLDRS outstanding.

                                  RISK FACTORS

         An investment in B2B Internet HOLDRS involves risks similar to investing directly in each of the underlying securities outside of the B2B Internet HOLDRS, including the risks associated with a concentrated investment in the B2B Internet companies.

General Risk Factors

     o Loss of investment. Because the value of B2B Internet HOLDRS directly relates to the value of the underlying securities, you may lose a substantial portion of your investment in the B2B Internet HOLDRS if the underlying securities decline in value.

     o Discount trading price. B2B Internet HOLDRS may trade at a discount to the aggregate value of the underlying securities.

     o Ownership of only fractional shares in the underlying securities. As a result of distributions of securities by companies included in the B2B Internet HOLDRS or other corporate events, such as mergers, a B2B Internet HOLDR may represent an interest in a fractional share of an underlying security. You will only be entitled to voting, distribution and other beneficial ownership rights in the underlying securities in which you own only fractional shares to the extent that the depositary aggregates your fractional shares with the other shares of such underlying securities and passes on beneficial ownership rights, including distribution and voting rights, to you based on your proportional, fractional shares in the underlying securities. In addition, if you surrender your B2B Internet HOLDRS to receive the underlying securities you will receive cash in lieu of your fractional shares. You will not be entitled to any securities if your interest in an underlying security is only a fraction of a share.

     o Not necessarily representative of the B2B segment of the Internet industry. At the time of the initial offering, the companies included in the B2B Internet HOLDRs were generally considered to be involved in various aspects of the B2B segment of the Internet industry, however, the market price of the underlying securities and the B2B Internet HOLDRS may not necessarily follow the price movements of the entire B2B segment. If the underlying securities decline in value, your investment in the B2B Internet HOLDRS will decline in value, even if common stock prices of companies in the B2B segment generally increase in value. In addition, since the time of the initial offering, the companies included in the B2B Internet HOLDRS may not be involved in the B2B segment of the Internet industry. In this case, the B2B Internet HOLDRS may not consist of securities issued only by companies involved in the B2B segment of the Internet industry.

     o Not necessarily comprised of solely B2B Internet companies. As a result of distributions of securities by companies included in the B2B Internet HOLDRS or other corporate events, such as mergers, securities of companies that are not currently included in the B2B Internet HOLDRS and that are not involved in the B2B segment of the Internet industry may be included in the B2B Internet HOLDRS. The securities of a new company will only be distributed from the B2B Internet HOLDRS if the securities have a different Standard & Poor's Corporation sector classification than any of the underlying issuers included in the B2B Internet HOLDRS at the time of the distribution or the corporate event or if the securities are not listed for trading on a U.S. national securities exchange or through Nasdaq National Market System. As of January 2, 2002, Standard & Poor's Corporation sector classifications are based upon the Standard & Poor's Global Industry Classification Standard ("GICS") sectors. As there are only 10 broadly defined GICS sectors, the use of GICS sectors to determine whether a new company will be included in the B2B Internet HOLDRS provides no assurance that each new company included in the B2B Internet HOLDRS will be involved in the B2B Internet industry. Currently, the underlying securities included in the B2B Internet HOLDRS are represented in the Information Technology GICS sector. As each Standard & Poor's GICS sector is defined so broadly, the securities of a new company could have the same GICS sector classification as a company currently included in the B2B Internet HOLDRS, and yet not be involved in the B2B Internet industry. In addition, the GICS sector classifications of securities included in the B2B Internet

          HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor's alters the criteria it uses to determine GICS sectors, or both. Therefore, additional GICS sectors may be represented in the B2B Internet HOLDRS, which may also result in the inclusion in the B2B Internet HOLDRS of the securities of a new company that is not involved in the B2B segment of the Internet industry.

     o No investigation of underlying securities. The underlying securities initially included in the B2B Internet HOLDRS were selected by Merrill Lynch, Pierce, Fenner & Smith Incorporated based on the market capitalization of the issuers and the market liquidity of common stocks in the B2B segment of the Internet industry, without regard for the value, price performance, volatility or investment merit of the underlying securities. Consequently, the B2B Internet HOLDRS trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and each of their respective affiliates, have not performed any investigation or review of the selected companies, including the public filings by the companies. Investors and market participants should not conclude that the inclusion of a company is any form of investment recommendation by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or their respective affiliates.

     o Loss of diversification. As a result of industry developments, reorganizations or market fluctuations affecting issuers of the underlying securities, B2B Internet HOLDRS may not necessarily be a diversified investment in the B2B segment of the Internet industry. In addition, reconstitution events, a distribution of securities by an underlying issuer or other events, which may result in the distribution of securities from, or the inclusion of additional securities in, the B2B Internet HOLDRS, may also reduce diversification. B2B Internet HOLDRS may represent a concentrated investment in one or more of the underlying securities which would reduce investment diversification and increase your exposure to the risks of concentrated investments.

     o Conflicting investment choices. In order to sell one or more of the underlying securities individually, participate in any form of stock repurchase program by an issuer of an underlying security or participate in a tender offer relating to one or more of the underlying securities, you will be required to cancel your B2B Internet HOLDRS and receive delivery of each of the underlying securities. The cancellation of your B2B Internet HOLDRS will allow you to sell individual underlying securities or to deliver individual underlying securities in a tender offer or any form of stock repurchase program. The cancellation of B2B Internet HOLDRS will involve payment of a cancellation fee to the trustee.

     o Trading halts. Trading in B2B Internet HOLDRS on the American Stock Exchange may be halted if trading in one or more of the underlying securities is halted. Trading in B2B Internet HOLDRS may be halted even if trading continues in some or all of the underlying securities. If trading is halted in B2B Internet HOLDRS, you will not be able to trade B2B Internet HOLDRS and you will only be able to trade the underlying securities if you cancel your B2B Internet HOLDRS and receive each of the underlying securities.

     o Delisting from the American Stock Exchange. If the number of companies whose securities are held in the trust falls below nine, the American Stock Exchange may consider delisting the B2B Internet HOLDRS. If the B2B Internet HOLDRS are delisted by the American Stock Exchange, a termination event will result unless the B2B Internet HOLDRS are listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the B2B Internet HOLDRS are delisted. There are currently 12 companies whose securities are included in the B2B Internet HOLDRS.

     o Possible conflicts of interest. Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, selected the underlying securities that were originally included in the B2B Internet HOLDRS and may face possible conflicts of interest as Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates may provide investment banking or other services for issuers of the underlying securities in connection with its business.

     o Delays in distributions. The depositary trust agreement provides that the trustee will use its reasonable efforts to distribute any cash or other distributions paid in respect of the underlying securities to you as soon as practicable after receipt of such distribution. However, you may receive such cash or other distributions later than you would if you owned the underlying securities outside of the B2B Internet HOLDRS. In addition, you will not be entitled to any interest on any distribution by reason of any delay in distribution by the depositary.

Risk Factors Specific to the B2B Segment of the Internet Industry

     o The stock prices of companies involved in the B2B segment of the Internet industry have been and will likely continue to be extremely volatile, which will directly affect the price volatility of the B2B Internet HOLDRS, and you could lose a substantial part of your investment. The trading prices of the stocks of B2B Internet companies have been extremely volatile. These stock prices could be subject to wide fluctuations in response to a variety of factors, including the following:

     o    general market fluctuations;

     o actual or anticipated variations in companies' quarterly operating results;

     o announcements of technological innovations by competitors of the companies included in the B2B Internet HOLDRS;

     o    changes in financial estimates by securities analysts;

     o    changes in the market valuations of B2B Internet companies;

     o legal or regulatory developments affecting companies included in the B2B Internet HOLDRS or in the B2B segment of the Internet industry;

     o announcements by B2B Internet companies or their competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

     o    additions or departures of key personnel;

     o sales of B2B Internet companies' common stock or other securities in the open market; and

     o    difficulty in obtaining additional financing.

     In addition, the trading prices of B2B Internet stocks in general have experienced extreme price and volume fluctuations in recent months. These fluctuations often have been unrelated or disproportionate to the operating performance of these companies. The valuations of many B2B Internet stocks are high when measured by conventional valuation standards such as price to earnings and price to sales ratios. Some of the companies do not or in the future might not have earnings. As a result, these trading prices may decline substantially and valuations may not be sustained. Any negative change in the public's perception of the prospects of B2B Internet companies, generally, could depress the stock prices of a B2B Internet company regardless of B2B Internet companies' results. Other broad market and industry factors may decrease the stock price of B2B Internet stocks, regardless of their operating results. Market fluctuations, as well as general political and economic conditions such as recession, war or interest rate or currency rate fluctuations, also may decrease the market price of B2B Internet stocks.

     As a result of fluctuations in the trading prices of the companies included in the B2B Internet HOLDRS, the trading price of B2B Internet HOLDRS has fluctuated significantly. The initial offering price of a B2B Internet HOLDR, on February 23, 2000, was $95.09 and during 2002 the price of a B2B Internet HOLDR reached a high of $5.90 and a low of $1.27.

     o If Internet use fails to grow and be accepted as a medium for online commerce, demand for the products and services of B2B Internet companies will decline. Future revenues and any future profits of B2B Internet companies substantially depend upon the widespread acceptance and use of the Internet and other online services by businesses for communication and commerce. Rapid growth in the use of and interest in the Internet and other online services is a relatively recent phenomenon. Demand and market acceptance for recently introduced services and products over the Internet are subject to a high level of uncertainty and few proven services and products exist. There is no assurance that acceptance and use will continue to develop or that a sufficiently broad base of businesses will adopt, and continue to use, the Internet and other online services as a medium of communication and commerce. For many B2B Internet companies to continue as ongoing concerns, both their customers and business and consumer end-users, generally, must accept and use new ways of conducting business over the Internet.

     o B2B Internet companies must keep pace with rapid technological change to remain competitive. The Internet market is characterized by rapidly changing technology, evolving industry standards and practices, frequent new product and service introductions and enhancements, and changing customer demands. These market characteristics are heightened by the emerging nature of the Internet and the apparent need of companies from a multitude of industries to offer Web-based products and services. Internet companies' success therefore will depend on their ability to adapt to rapidly changing technologies, to adapt their services to evolving industry standards and to continually improve the performance, features and reliability of their service. Failure to adapt to such changes would harm their business. In addition, the widespread adoption of new Internet, networking or telecommunications technologies or other technological changes could require substantial expenditures to modify or adapt their services or infrastructure. The electronic commerce market is new, rapidly evolving and intensely competitive, which competition is expected to intensify in the future. Barriers to entry are minimal, and current and new competitors can launch new sites and services at a relatively low cost.

     o The B2B segment of the Internet industry is extremely competitive which could adversely affect the business, results of operations and financial condition of many B2B Internet companies. The B2B segment of the Internet industry is extremely competitive. The businesses of some of the companies included in the B2B Internet HOLDRS have relatively low barriers to entry, and as a result competition from other established and emerging companies may develop in the future. In addition, current customers and partners of B2B Internet companies may, in the future, become competitors. Increased competition may result in price reductions, reduced margins or loss of market share, any of which could harm the business, operating results or financial condition of B2B Internet companies.

     o Failure to integrate acquisitions could disrupt operations and prevent the realization of intended benefits. Many B2B Internet companies are active acquirors of other companies as part of their business plans. There can be no assurance that B2B Internet companies will be able to integrate these acquired companies, which may result in failure to realize expected cost savings, increases in revenue or other projected benefits from such integration. There can be no assurance that B2B Internet companies will be able to attract and retain qualified personnel from acquired businesses or be successful in integrating such personnel. Further, since some B2B Internet companies have limited experience in acquiring businesses, they may be unable to complete acquisitions on favorable terms. B2B Internet companies may suffer material adverse short and long-term effects on operating results and financial condition as a result of such acquisitions.

     o Some companies included in the B2B Internet HOLDRS derive significant revenue from only a few customers and a failure to retain these customers or add new customers could affect the business of these companies. Sales to a small number of customers generate a disproportionate amount of the revenue for some companies included in the B2B Internet HOLDRS. If any of these significant customers were to go out of business or reduce their purchases, the revenues of these companies would be substantially affected. Some of the companies included in the B2B Internet HOLDRS do not have long-term contracts with customers and therefore cannot be sure that these customers will continue to purchase products at current levels and, as a result, a customer that generates substantial revenue in a particular period may not be a source of revenue in subsequent periods.

     o System failures, interruptions or shutdowns may cause loss of customers. The success of many B2B Internet companies depends upon the ability to conduct business on the Internet. The recent and rapid growth in Internet traffic has caused frequent periods of decreased performance and if Internet usage continues to grow as anticipated, the infrastructure may not be able to support the level of usage and its performance and reliability may decline. If outages or delays on the Internet increase, overall Internet usage, including usage by customers of B2B Internet companies, could grow more slowly or decline. Many B2B Internet companies also face risks resulting from the potential failure of their communications and computer systems. Due to capacity limits on technology, transaction processing systems and network hardware and software, some B2B Internet companies will be required to expand and upgrade their systems and technology. It may be difficult for these companies to project the increased usage and upgrade systems in a timely manner. Any prolonged failure, interruption, or period of decreased performance could seriously damage the reputation of these B2B Internet companies and result in a loss of customers and negatively affect results of operations.

     o New laws and regulations with respect to the Internet could impede its commercial development and adversely affect the business of many B2B Internet companies. Due to the increasing popularity and use of the Internet and other online services, it is possible that a number of laws and regulations may be adopted with respect to the Internet or other online services covering issues such as user privacy, pricing, content, copyrights, distribution and characteristics and quality of products and services. Furthermore, the growth and development of the market for online interaction and commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on companies conducting business online. The adoption of any additional laws or regulations may impede the growth of the Internet or other online services which could have a material adverse effect on the business, result of operations and financial condition B2B Internet companies.

     o If B2B Internet companies fail to increase market awareness of their brands they will lose revenue opportunities and their sales will suffer. Failure of many B2B Internet companies to promote their respective brand names or the incurrence of significant expenses promoting and maintaining brand names could have a material adverse effect on the business, results of operations and financial condition of many B2B Internet companies. Due in part to the emerging nature of the market for Internet management solutions offered by B2B Internet companies, there may be a time-limited opportunity to achieve and maintain a significant market share. Therefore, market awareness of the brand names of many of these companies is critical to achieving widespread acceptance of their products and services. There can be no assurance that B2B Internet companies will be successful in increasing market awareness of their brands.

     o The ability of many B2B Internet companies to offer their products and services depends on their ability to manage rapid growth, which if inefficiently managed could adversely affect their revenues. Many B2B Internet companies are, or plan to, rapidly expand their operations. Success of the marketing strategies of many of these companies will place extraordinary demands on their network infrastructure and technical support. This expansion has placed and will continue to place a significant strain on the management, financial controls, operations systems, personnel and other resources of many B2B Internet companies. There can be no assurance that these companies will complete the necessary improvements to their systems, procedures and controls necessary to support their future operations in a timely manner or that management will be able to hire, train, retain and manage required personnel to manage such rapid growth.

     o Inability to adequately protect proprietary rights may harm the competitive positions of many B2B Internet companies. Many B2B Internet companies rely on a combination of copyrights, trademarks, service marks and trade secret laws and contractual restrictions to establish and protect proprietary rights in their products and services. There can be no assurance that these companies will be able to protect their intellectual property if they are unable to enforce their rights or if they do not detect unauthorized use of their intellectual property. Furthermore, any steps taken to protect intellectual property may be inadequate, time consuming and expensive. In addition, B2B Internet companies may be subject to claims that their products and services infringe the intellectual property rights of others. Any claim, whether meritorious or not, could be time consuming, result in costly litigation, delay product or service introduction or require B2B Internet companies to enter into royalty or licensing agreements. Legal standards relating to the validity, enforceability and scope of protection of intellectual property rights in Internet-related industries are uncertain and still evolving, and the future viability or value of any of the intellectual property rights of B2B Internet companies is uncertain.

     o Many B2B Internet companies could fail to develop strategies which generate additional revenues for their products and services outside United States, which could result in slower revenue growth and losses. Many B2B Internet companies believe that they must expand their international sales activities to be successful as usage of the Internet increases globally. The expansion to international markets will require significant management attention and financial resources to develop and expand international sales and marketing activities. However, there cannot be any assurance that B2B Internet companies who invest in establishing facilities in other countries will produce anticipated revenues because many B2B Internet Companies have limited experience developing localized versions of their products and services and marketing products and services internationally.

     o Many B2B Internet companies depend on one or only a few product offerings and related services to generate revenues. The reliance of many B2B Internet companies on the revenues from one or a few products and related services subject these companies to material harm should the price or demand for their products decline. In addition, many B2B Internet companies rely on only a few customers for a significant portion of their revenues and loss of one or more of these customers or failure of these products to achieve broad market acceptance could result in significant losses for many B2B companies.

     o Many B2B Internet companies could be subject to potential product liability claims and third party liability claims related to their products and services. The customers of B2B Internet companies use these companies' products and services to manage their operating resources. Any errors, defects or other performance problems could result in financial or other damages to these customers. A product liability claim brought against a B2B Internet company, even if not successful, would likely be time consuming and costly and could seriously harm its business, including negative publicity.

     o Many companies included in the B2B Internet HOLDRS have a limited operating history which makes financial forecasting difficult. Many companies included in the B2B Internet HOLDRS are not able to forecast operating expenses based on their historical results. Accordingly, they base their forecast for expenses in part on future revenue projections. Most expenses are fixed in the short term and it may not be possible to quickly reduce spending if revenues are lower than projected. A B2B Internet company's ability to forecast accurately its quarterly revenue is limited because its products have a long sales cycle that makes it difficult to predict the quarter in which it can recognize revenue, and because of the variability of client demand for its professional services. The business, operating results and financial condition of B2B Internet companies may be materially adversely affected if their revenues do not meet their projections.

     o Many B2B Internet companies are dependent on their ability to continue to attract, integrate and retain highly skilled technical and managerial personnel to develop and operate their businesses. The success of many B2B Internet companies is highly dependent on the experience, abilities and continued services of key executive officers and key technical personnel. If these companies lose the services of any of these key officers or key technical personnel, their future success could be undermined. Competition for such personnel and relationships is intense. There is no certainty that any of these B2B Internet companies will be able to continue to attract and retain qualified personnel.

     o Many B2B Internet companies have a history of incurring losses which may make it difficult for these companies to fund their future operations. Many B2B Internet companies have incurred significant Losses since their inception and some anticipate incurring losses in the future. Many of these B2B Internet companies will continue to incur losses as additional costs are incurred to develop new technology, products and services, expand marketing and sales operations in existing and new markets and develop administrative facilities. If B2B Internet companies do not achieve and sustain profitability, their ability to respond effectively to market conditions, to make capital expenditures and to take advantage of business opportunities could be negatively affected.

     o Companies whose securities are included in the B2B Internet HOLDRS may need additional financing, which may be difficult to obtain. Failure to obtain necessary financing or doing so on unattractive terms could adversely affect development and marketing efforts and other operations of companies whose securities are included in the B2B Internet HOLDRS. Companies whose securities are included in the B2B Internet HOLDRS may need to raise additional capital in order to fund the continued development and marketing of their products or to fund strategic acquisitions or investments. Their ability to obtain additional financing will depend on a number of factors, including market conditions, operating performance and investor interest. These factors may make the timing, amount, terms and conditions of any financing unattractive. If adequate funds are not available or are not available on acceptable terms, companies whose securities are included in the B2B Internet HOLDRS may have to forego strategic acquisitions or investments, reduce or defer their development activities, delay their introduction of new products and services, or, in certain circumstances, suspend or terminate their operations. Any of these actions may reduce the market price of stocks in the B2B segment of the Internet industry.

                        HIGHLIGHTS OF B2B INTERNET HOLDRS

         This discussion highlights information regarding B2B Internet HOLDRS. We present certain information more fully in the rest of this prospectus. You should read the entire prospectus carefully before you purchase B2B Internet HOLDRS.

Issuer.....................................      B2B Internet HOLDRS Trust.

The trust..................................      The B2B Internet HOLDRS Trust was formed under the depositary trust agreement, dated as of February 18, 2000 among The Bank of New
                                                 York, as trustee, Merrill Lynch, Pierce, Fenner & Smith
                                                 Incorporated, other depositors and the owners of the B2B Internet
                                                 HOLDRS and was amended on November 22, 2000.  The trust is not a registered investment company under the Investment Company Act of
                                                 1940.

Initial depositor..........................      Merrill Lynch, Pierce, Fenner & Smith Incorporated.

Trustee....................................      The Bank of New York, a New York state-chartered banking
                                                 organization, is the trustee and receives compensation as set forth in the depositary trust agreement. The trustee is responsible for receiving deposits of underlying securities and delivering B2B
                                                 Internet HOLDRS representing the underlying securities issued by the trust.  The trustee holds the underlying securities on behalf of the holders of B2B Internet HOLDRS.

Purpose of B2B Internet HOLDRS.............      B2B Internet HOLDRS are designed to achieve the following:

                                                 Diversification. B2B Internet HOLDRS are designed to allow you to diversify your investment in the B2B segment of the
                                                 Internet industry through a single, exchange-listed
                                                 instrument representing your undivided beneficial ownership of the underlying securities.

                                                 Flexibility. The beneficial owners of B2B Internet HOLDRS
                                                 have undivided beneficial ownership interests in each of the underlying securities represented by the B2B Internet
                                                 HOLDRS, and can cancel their B2B Internet HOLDRS to receive each of the underlying securities represented by the B2B
                                                 Internet HOLDRS.

                                                 Transaction costs. The expenses associated with buying and selling B2B Internet HOLDRS in the secondary market are
                                                 expected to be less than separately buying and selling each of the underlying securities in a traditional brokerage
                                                 account with transaction-based charges.

Trust assets...............................      The trust holds shares of common stock issued by specified companies that, when initially selected, were involved in the B2B segment of the Internet industry.  Except when a reconstitution event, distribution of securities by an underlying issuer or other event occurs, the group of companies will not change.
                                                 Reconstitution events are described in this prospectus under the heading "Description of the Depositary Trust Agreement--Distributions"
                                                 and "--Reconstitution Events."  There are currently 12 companies included in the B2B Internet HOLDRS.

                                                 The trust's assets may increase or decrease as a result of in-kind




                                       12






                                                 deposits and withdrawals of the underlying securities during the life of the trust.

The B2B Internet HOLDRS....................      The trust has issued, and may continue to issue, B2B Internet
                                                 HOLDRS that represent an undivided beneficial ownership interest in the shares of common stock that are held by the trust on your behalf.  The B2B Internet HOLDRS are separate from the underlying securities that are represented by B2B Internet HOLDRS.

                                                 The following chart provides the

                                                 o    the names of the 12 issuers of the underlying
                                                      securities currently represented by a B2B Internet
                                                      HOLDRS,

                                                 o    the stock ticker symbols,

                                                 o    the share amounts currently represented by a round-lot of
                                                      100 B2B Internet HOLDRS, and

                                                 o    the principal U.S market on which the shares of common
                                                      stock of the selected companies are traded.


                                                                                                     Primary
                                            Name of                                   Share          Trading
                                          Company(1)                     Ticker      Amounts         Market
                         -------------------------------------------   ----------  -----------  --------------

                         Agile Software Corporation                       AGIL         4             NASDAQ
                         Ariba, Inc.                                      ARBA        14             NASDAQ
                         CheckFree Corporation                            CKFR         4             NASDAQ
                         Commerce One, Inc.                               CMRC        1.2            NASDAQ
                         FreeMarkets, Inc.                                FMKT         3             NASDAQ
                         Internet Capital Group, Inc.                     ICGE        15             NASDAQ
                         NexPrise, Inc.                                   NXPS     0.133333          NASDAQ
                         Pegasus Solutions, Inc.                          PEGS         2             NASDAQ
                         QRS Corporation                                  QRSI         1             NASDAQ
                         Retek, Inc.                                      RETK         3             NASDAQ
                         SciQuest, Inc.(2)                                SQST        0.4            NASDAQ
                         VerticalNet, Inc.                                VERT        0.6            NASDAQ

                              ----------------------------------------

                              (1) As a result of the acquisition by Kinko's Inc.
                              of ImageX, Inc., ImageX, Inc. is no longer included in the B2B Internet HOLDRS. For the 1 share of ImageX, Inc. previously represented in each round lot of 100 B2B Internet HOLDRS, the Bank of New York received $0.512. The Bank of New
                              York will not make any distribution to the record holders of B2B Internet HOLDRS after subtracting its custody fees.

                              (2) SciQuest, Inc. announced a two-for-fifteen reverse stock split on its common stock payable to shareholders of record as of May 20, 2003. As of May 22, 2003, the share amount of SciQuest represented by a round lot of 100 B2B Internet
                              HOLDRS is 0.4.




                                       13






                                                 The companies whose securities were included in the B2B
                                                 Internet HOLDRS at the time B2B Internet HOLDRS were
                                                 originally issued were generally considered to be among the
                                                 20 largest and most liquid companies involved in the B2B
                                                 segment of the Internet industry, as measured by market
                                                 capitalization and trading volume on February 22, 2000. The market capitalization of a company is determined by
                                                 multiplying the market price of its common stock by the
                                                 number of its outstanding common stock.

                                                 The trust only will issue and cancel, and you only may
                                                 obtain, hold, trade or surrender, B2B Internet HOLDRS in a round-lot of 100 B2B Internet HOLDRS and round-lot
                                                 multiples. The trust will only issue B2B Internet HOLDRS
                                                 upon the deposit of the whole shares represented by a
                                                 round-lot of 100 B2B Internet HOLDRS. In the event that a
                                                 fractional share comes to be represented by a round-lot of
                                                 B2B Internet HOLDRS, the trust may require a minimum of more than one round-lot of 100 B2B Internet HOLDRS for an
                                                 issuance so that the trust will always receive whole share amounts for issuance of B2B Internet HOLDRS.

                                                 The number of outstanding B2B Internet HOLDRS will increase and decrease as a result of in-kind deposits and withdrawals of the underlying securities. The trust will stand ready to issue additional B2B Internet HOLDRS on a continuous basis when an investor deposits the required shares of common
                                                 stock with the trustee.

Purchases..................................      You may acquire B2B Internet HOLDRS in two ways:

                                                 o    through an in-kind deposit of the required number of
                                                      shares of common stock of the underlying issuers with
                                                      the trustee, or

                                                 o    through a cash purchase in the secondary trading market.

Issuance and cancellation fees.............      If you wish to create B2B Internet HOLDRS by delivering to the trust the requisite shares of common stock represented by a round-lot of 100 B2B Internet HOLDRS, The Bank of New York as
                                                 trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 B2B Internet HOLDRS.  If you wish to cancel your
                                                 B2B Internet HOLDRS and withdraw your underlying securities, The
                                                 Bank of New York as trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 B2B Internet HOLDRS.

Commissions................................      If you choose to deposit underlying securities in order to receive
                                                 B2B Internet HOLDRS, you will be responsible for paying any sales commission associated with your purchase of the underlying securities that is charged by your broker in addition to the issuance fee charged by the trustee described above.

Custody fees...............................      The Bank of New York, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 B2B
                                                 Internet HOLDRS, to be deducted from any cash dividend or other cash distributions on underlying securities received by the trust.
                                                 With respect to the aggregate custody fee payable in any calendar year for each B2B Internet HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other




                                       14





                                                 cash distributions received, or to be received, and payable with respect to such calendar year.

Rights relating to B2B
Internet HOLDRS............................      You have the right to withdraw the underlying securities upon request by delivering a round-lot or integral multiple of a round-lot of B2B Internet HOLDRS to the trustee, during the trustee's business hours, and paying the cancellation fees, taxes and other charges.  You should receive the underlying securities no later than the business day after the trustee receives a proper notice of cancellation.  The trustee will not deliver fractional shares of underlying securities.  To the extent that any
                                                 cancellation of B2B Internet HOLDRS would otherwise require the delivery of a fractional share, the trustee will sell the
                                                 fractional share in the market and the trust, in turn, will deliver cash in lieu of such fractional share.  Except with respect to the right to vote for dissolution of the trust, the B2B Internet HOLDRS themselves will not have voting rights.

Rights relating to the
underlying securities......................      B2B Internet HOLDRS represents your beneficial ownership of the underlying securities.  Owners of B2B Internet HOLDRS have the same rights and privileges as if they owned the underlying securities beneficially outside of B2B Internet HOLDRS.  These include the right to instruct the trustee to vote the underlying securities or you may attend shareholder meetings yourself, the right to receive any dividends and other distributions on the underlying securities that are declared and paid to the trustee by an issuer of an underlying security, the right to pledge B2B Internet HOLDRS and the right to surrender B2B Internet HOLDRS to receive the
                                                 underlying securities.  B2B Internet HOLDRS does not change your beneficial ownership in the underlying securities under United
                                                 States federal securities laws, including sections 13(d) and 16(a)
                                                 of the Securities Exchange Act of 1934.  As a result, you have the same obligations to file insider trading reports that you would have if you held the underlying securities outside of B2B Internet
                                                 HOLDRS.  However, due to the nature of B2B Internet HOLDRS, you will not be able to participate in any dividend reinvestment program of an issuer of underlying securities unless you cancel your B2B Internet HOLDRS (and pay the applicable fees) and receive all of the underlying securities.

                                                 A holder of B2B Internet HOLDRS is not a registered owner of the underlying securities. In order to become a registered owner, a holder of B2B Internet HOLDRS would need to
                                                 surrender their B2B Internet HOLDRS, pay the applicable fees and expenses, receive all of the underlying securities and follow the procedures established by the issuers of the
                                                 underlying securities for registering their securities in
                                                 the name of such holder.

                                                 You retain the right to receive any reports and
                                                 communications that the issuers of underlying securities are required to send to beneficial owners of their securities.
                                                 As such, you will receive such reports and communications
                                                 from the broker through which you hold your B2B Internet
                                                 HOLDRS in the same manner as if you beneficially owned your underlying securities outside of B2B Internet HOLDRS





                                       15






                                                 in "street name" through a brokerage account. The trustee will not attempt to exercise the right to vote that attaches to, or give a proxy with respect to, the underlying securities other than in accordance with your instructions.

                                                 The depositary trust agreement entitles you to receive,
                                                 subject to certain limitations and net of any fees and
                                                 expenses of the trustee, any distributions of cash
                                                 (including dividends), securities or property made with
                                                 respect to the underlying securities. However, any
                                                 distribution of securities by an issuer of underlying
                                                 securities will be deposited into the trust and will become part of the underlying securities unless the distributed
                                                 securities are not listed for trading on a U.S. national
                                                 securities exchange or through the Nasdaq National Market
                                                 System or the distributed securities have a Standard &
                                                 Poor's GICS sector classification that is different from the
                                                 GICS sector classifications represented in the B2B Internet
                                                 HOLDRS at the time of the distribution. In addition, if the issuer of underlying securities offers rights to acquire
                                                 additional underlying securities or other securities, the
                                                 rights may be distributed to you, may be disposed of for
                                                 your benefit, or may lapse.

                                                 There may be a delay between the time any cash or other
                                                 distribution is received by the trustee with respect to the underlying securities and the time such cash or other
                                                 distributions are distributed to you. In addition, you are not entitled to any interest on any distribution by reason of any delay in distribution by the trustee. If any tax or other governmental charge becomes due with respect to B2B
                                                 Internet HOLDRS or any underlying securities, you will be
                                                 responsible for paying that tax or governmental charge.

                                                 If you wish to participate in a tender offer for any of the underlying securities, or any form of stock repurchase
                                                 program by an issuer of an underlying security, you must
                                                 surrender your B2B Internet HOLDRS (and pay the applicable fees and expenses) and receive all of your underlying
                                                 securities in exchange for your B2B Internet HOLDRS. For
                                                 specific information about obtaining your underlying
                                                 securities, you should read the discussion under the caption
                                                 "Description of the Depositary Trust Agreement--Withdrawal
                                                 of underlying securities."

Ownership rights in fractional shares
   in the underlying securities.............     As a result of distributions of securities by companies included in the B2B Internet HOLDRS or other corporate events, such as mergers, a B2B Internet HOLDR may represent an interest in a fractional share of an underlying security.  You are entitled to receive distributions proportionate to your fractional shares.

                                                 In addition, you are entitled to receive proxy materials and other shareholder communications and you are entitled to
                                                 exercise voting rights proportionate to your fractional
                                                 shares. The trustee will aggregate the votes of all of the share fractions represented by B2B Internet HOLDRS and will vote the largest possible number of whole shares. If, after aggregation, there is a fractional remainder, this fraction will be ignored, because the issuer will only recognize
                                                 whole share votes. For example, if 100,001 round-lots of 100
                                                 B2B Internet HOLDRS are outstanding and each round-lot of
                                                 100 B2B




                                       16






                                                 Internet HOLDRS represents 1.75 shares of an
                                                 underlying security, there will be 175,001.75 votes of the underlying security represented by B2B Internet HOLDRS. If holders of 50,000 round-lots of 100 B2B Internet HOLDRS vote their underlying securities "yes" and holders of 50,001
                                                 round-lots of 100 B2B Internet HOLDRS vote their underlying securities "no", there will be 87,500 affirmative votes and
                                                 87,501.75 negative votes. The trustee will ignore the .75
                                                 negative votes and will deliver to the issuer 87,500
                                                 affirmative votes and 87,501 negative votes.

Reconstitution events......................      The depositary trust agreement provides for the automatic
                                                 distribution of underlying securities from the B2B Internet HOLDRS to you in the following four circumstances:

                                                 A.   If an issuer of underlying securities no longer has a
                                                      class of securities registered under section 12 of the
                                                      Securities Exchange Act of 1934, then the trustee will
                                                      distribute the shares of that company to the owners of
                                                      the B2B Internet HOLDRS.

                                                 B.   If the SEC finds that an issuer of underlying
                                                      securities should be registered as an investment
                                                      company under the Investment Company Act of 1940, and
                                                      the trustee has actual knowledge of the SEC finding,
                                                      then its securities will no longer be an underlying
                                                      security and the trustee will distribute the shares of
                                                      that company to the owners of the B2B Internet HOLDRS.

                                                 C.   If the underlying securities of an issuer cease to be
                                                      outstanding as a result of a merger, consolidation, or other corporate combination or other event, the trustee will
                                                      distribute the consideration paid by and received from the acquiring company or the securities received in exchange for the securities of the underlying issuer whose securities cease to be outstanding to the beneficial owners of B2B Internet
                                                      HOLDRS, only if the distributed securities have a different
                                                      Standard & Poor's GICS sector classification than any of the underlying securities represented in the B2B Internet HOLDRS at the time of the distribution or exchange or if the
                                                      securities received are not listed for trading on a U.S.
                                                      national securities exchange or through the Nasdaq National
                                                      Market System.  In any other case, the additional securities received will be deposited into the trust.

                                                 D.   If an issuer's underlying securities are delisted from
                                                      trading on a U.S. national securities exchange or
                                                      through the Nasdaq National Market System and are not
                                                      listed for trading on another U.S. national securities
                                                      exchange or through the Nasdaq National Market System
                                                      within five business days from the date the securities
                                                      are delisted.

                                                 To the extent a distribution of underlying securities from the B2B Internet HOLDRS is required as a result of a
                                                 reconstitution event, the trustee will deliver the
                                                 underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

                                                 In addition, securities of a new company will be added to
                                                 the B2B Internet HOLDRS, as a result of a distribution of
                                                 securities by an



                                       17






                                                underlying issuer, where a corporate event occurs, or where the securities of an underlying issuer are exchanged for the securities of another company, unless the securities
                                                received have a Standard & Poor's GICS sector classification that is different from the GICS sector classification of any other security then included in the B2B Internet HOLDRS or are not listed for trading on a U.S. national securities
                                                exchange or through the Nasdaq National Market System.

                                                It is anticipated, as a result of the broadly defined
                                                Standard & Poor's GICS sectors, that most distributions or exchanges of securities will result in the inclusion of new securities in B2B Internet HOLDRS. The trustee will review the Standard & Poor's GICS sector classifications of
                                                securities to determine whether securities received as a
                                                result of a distribution by an underlying issuer or as
                                                consideration for securities included in the B2B Internet
                                                HOLDRS or distributed to you.

Standard & Poor's sector
classifications............................      Standard & Poor's Corporation is an independent source of market information that, among other things, maintains the Global Industry
                                                 Classification Standard, referred to herein as "GICS," which classifies the securities of public companies into various sector classifications based upon GICS sectors, which are derived from its own criteria.  The GICS classification standards were exclusively effective as of January 2, 2002.  There are 10 Standard & Poor's
                                                 GICS sectors and each class of publicly traded securities of a company is given only one GICS sector classification.  The securities included in the B2B Internet HOLDRS are currently represented in the Information Technology GICS sector.  The
                                                 Standard & Poor's GICS sector classifications of the securities included in the B2B Internet HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor's alters the criteria it uses to determine GICS sectors, or both.

Termination events.........................      A.   The B2B Internet HOLDRS are delisted from the American Stock
                                                      Exchange and are not listed for trading on another U.S.
                                                      national securities exchange or through the Nasdaq National
                                                      Market System within five business days from the date the B2B
                                                      Internet HOLDRS are delisted.

                                                 B.   The trustee resigns and no successor trustee is
                                                      appointed within 60 days from the date the trustee
                                                      provides notice to Merrill Lynch, Pierce, Fenner &
                                                      Smith Incorporated, as initial depositor, of its intent
                                                      to resign.

                                                 C.   Beneficial owners of at least 75% of outstanding B2B
                                                      Internet HOLDRS vote to dissolve and liquidate the
                                                      trust.

                                                 If a termination event occurs, the trustee will distribute the underlying securities as promptly as practicable after the termination event.

                                                 Upon termination of the depositary trust agreement and prior to distributing the underlying securities to you, the
                                                 trustee will charge you a cancellation fee of up to $10.00 per round-lot of 100 B2B



                                       18






                                                 Internet HOLDRS surrendered, along
                                                 with any taxes or other governmental charges, if any.

United States federal income tax
consequences................................     The United States federal income tax laws will treat a U.S.
                                                 holder of B2B Internet HOLDRS as directly owning the
                                                 underlying securities. The B2B Internet HOLDRS themselves
                                                 will not result in any United States federal tax
                                                 consequences separate from the tax consequences associated with ownership of the underlying securities.

Listing....................................      The B2B Internet HOLDRS are listed on the American Stock Exchange under the symbol "BHH."  On July 1, 2003, the last reported sale price of the B2B Internet HOLDRS on the American Stock Exchange was
                                                 $2.80.

Trading....................................      Investors are only able to acquire, hold, transfer and
                                                 surrender a round-lot of 100 B2B Internet HOLDRS. Bid and
                                                 ask prices, however, are quoted per single B2B Internet
                                                 HOLDR.

Clearance and settlement...................      B2B Internet HOLDRS have been issued only in book-entry form.  B2B
                                                 Internet HOLDRS are evidenced by one or more global certificates that the trustee has deposited with The Depositary Trust Company, referred to as DTC.  Transfers within DTC will be in accordance with DTC's usual rules and operating procedures.  For further information see "Description of B2B Internet HOLDRS."

                                    THE TRUST

         General. This discussion highlights information about the B2B Internet HOLDRS Trust. You should read this information, information about the depositary trust agreement, as well as the depositary trust agreement and the amendment to the depositary trust agreement before you purchase B2B Internet HOLDRS. The material terms of the depositary trust agreement are described in this prospectus under the heading "Description of the Depositary Trust Agreement."

         The B2B Internet HOLDRS Trust. The trust was formed pursuant to the depositary trust agreement, dated as of February 18, 2000. The depositary trust agreement was amended on November 22, 2000. The Bank of New York is the trustee. The B2B Internet HOLDRS Trust is not a registered investment company under the Investment Company Act of 1940.

         The B2B Internet HOLDRS Trust is intended to hold deposited shares for the benefit of owners of B2B Internet HOLDRS. The trustee will perform only administrative and ministerial acts. The property of the trust consists of the underlying securities and all monies or other property, if any, received by the trustee. The trust will terminate on December 31, 2040, or earlier if a termination event occurs.

                       DESCRIPTION OF B2B INTERNET HOLDRS

         The trust has issued B2B Internet HOLDRS under the depositary trust agreement described in this prospectus under the heading "Description of the depositary trust agreement." The trust may issue additional B2B Internet HOLDRS on a continuous basis when an investor deposits the requisite underlying securities with the trustee.

         You may only acquire, hold, trade and surrender B2B Internet HOLDRS in a round-lot of 100 B2B Internet HOLDRS and round-lot multiples. The trust will only issue B2B Internet HOLDRS upon the deposit of the whole shares of underlying securities that are represented by a round-lot of 100 B2B Internet HOLDRS. In the event of a stock split, reverse stock split or other distribution by the issuer of an underlying security that results in a fractional share becoming represented by a round-lot of B2B Internet HOLDRS, the trust may require a minimum of more than one round-lot of 100 B2B Internet HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of B2B Internet HOLDRS.

         B2B Internet HOLDRS will represent your individual and undivided beneficial ownership interest in the common stock of the specified underlying securities. The companies selected as part of this receipt program are listed above in the section entitled "Highlights of B2B Internet HOLDRS--The B2B Internet HOLDRS."

         Beneficial owners of B2B Internet HOLDRS will have the same rights and privileges as they would have if they beneficially owned the underlying securities in "street name" outside of the trust. These include the right of investors to instruct the trustee to vote the common stock, and to receive dividends and other distributions on the underlying securities, if any are declared and paid to the trustee by an issuer of an underlying security, as well as the right to cancel B2B Internet HOLDRS to receive the underlying securities. See "Description of the Depositary Trust Agreement." B2B Internet HOLDRS are not intended to change your beneficial ownership in the underlying securities under federal securities laws, including sections 13(d) and 16(a) of the Securities Exchange Act of 1934.

         The trust will not publish or otherwise calculate the aggregate value of the underlying securities represented by a receipt. B2B Internet HOLDRS may trade in the secondary market at prices that are lower than the aggregate value of the corresponding underlying securities. If, in such case, an owner of B2B Internet HOLDRS wishes to realize the dollar value of the underlying securities, that owner will have to cancel the B2B Internet HOLDRS. Such cancellation will require payment of fees and expenses as described in "Description of the Depositary Trust Agreement--Withdrawal of underlying securities."

         B2B Internet HOLDRS are evidenced by one or more global certificates that the trustee has deposited with DTC and registered in the name of Cede & Co., as nominee for DTC. B2B Internet HOLDRS are available only in book-entry form. Owners of B2B Internet HOLDRS may hold their B2B Internet HOLDRS through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

                    DESCRIPTION OF THE UNDERLYING SECURITIES

         Selection criteria. The underlying securities are the common stocks of a group of specified companies, that at the time of selection, were involved in various aspects of the B2B segment of the Internet industry and whose common stock is registered under section 12 of the Exchange Act. The issuers of the underlying securities were, as of the time of selection, among the largest capitalized and most liquid companies involved in the B2B segment of the Internet industry as measured by market capitalization and trading volume.

         The B2B Internet HOLDRS may no longer consist exclusively of securities issued by companies involved in the B2B segment of the Internet industry. Merrill Lynch, Pierce, Fenner & Smith Incorporated will determine, in its sole discretion, whether the issuer of a particular underlying security remains in the B2B segment of the Internet industry and will undertake to make adequate disclosure when necessary.

         Underlying securities. For a list of the underlying securities represented by B2B Internet HOLDRS, please refer to "Highlights of B2B Internet HOLDRS--The B2B Internet HOLDRS." If the underlying securities change because of a reconstitution event, a distribution of securities by an underlying issuer or other event, a revised list of underlying securities will be set forth in a prospectus supplement and filed with the SEC on a periodic basis.

         No investigation. The trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated and any affiliate of these entities, have not performed any investigation or review of the selected companies, including the public filings by the companies. Accordingly, before you acquire B2B Internet HOLDRS, you should consider publicly available financial and other information about the issuers of the underlying securities. See "Risk Factors" and "Where You Can Find More Information." Investors and market participants should not conclude that the inclusion of a company in the list is any form of investment recommendation of that company by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or any of their affiliates.

         General background and historical information. For a brief description of the business of each of the issuers of the underlying securities and monthly pricing information showing the historical performance of each underlying issuer's securities see "Annex A."

         The following table and graph set forth the composite performance of all of the 15 underlying securities currently represented by a single B2B Internet HOLDR, measured at the close of the business day on December 10, 1999, the first date when all of the underlying securities were publicly traded, and thereafter as of the end of each month to June 30, 2003. The performance table and graph data are adjusted for any splits that may have occurred over the measurement period. Past movements of the underlying securities are not necessarily indicative of future values.


1999                   Price    2001                Price    2002                Price    2003                Price

December 10            59.65    January 31          16.59    January 31           4.30    January 31           2.02
December 31            82.05    February 28          9.57    February 28          3.61    February 28          2.12
                                March 30             5.45    March 30             4.08    March 31             2.25
2000                   Price    April 30             6.50    April 30             3.73    April 30             2.62
                                May 31               6.13    May 31               3.38    May 30               2.80
January 31             65.35    June 29              6.48    June 29              3.07    June 30              2.83
February 29            74.91    July 31              4.90    July 31              1.89
March 31               54.39    August 31            3.86    August 31            1.89
April 28               35.25    September 28         2.66    September 28         1.53
May 31                 23.97    October 31           3.28    October 31           1.95
June 30                35.39    November 30          4.32    November 30          2.61
July 31                37.14    December 31          5.06    December 31          1.95
August 31              47.43
September 29           43.74
October 31             37.38
November 30            19.46
December 29            16.74



                                [OBJECT OMITTED]

                  DESCRIPTION OF THE DEPOSITARY TRUST AGREEMENT

         General. The depositary trust agreement, dated as of February 18, 2000, among Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Bank of New York, as trustee, other depositors and the owners of the B2B Internet HOLDRS, provides that B2B Internet HOLDRS will represent an owner's undivided beneficial ownership interest in the common stock of the underlying companies. The depositary trust agreement was amended on November 22, 2000 to modify the reconstitution events, described below.

         The trustee. The Bank of New York serves as trustee for the B2B Internet HOLDRS. The Bank of New York, which was founded in 1784, was New York's first bank and is the oldest bank in the country still operating under its original name. The Bank is a state-chartered New York banking corporation and a member of the Federal Reserve System. The Bank conducts a national and international wholesale banking business and a retail banking business in the New York City, New Jersey and Connecticut areas, and provides a comprehensive range of corporate and personal trust, securities processing and investment services.

         Issuance, transfer and surrender of B2B Internet HOLDRS. You may create and cancel B2B Internet HOLDRS only in round-lots of 100 B2B Internet HOLDRS. You may create B2B Internet HOLDRS by delivering to the trustee the requisite underlying securities. The trust will only issue B2B Internet HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 B2B Internet HOLDRS. In the event that a fractional share comes to be represented by a round-lot of B2B Internet HOLDRS, the trust may require a minimum of more than one round-lot of 100 B2B Internet HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of B2B Internet HOLDRS. Similarly, you must surrender B2B Internet HOLDRS in integral multiples of 100 B2B Internet HOLDRS to withdraw deposited shares from the trust. The trustee will not deliver fractional shares of underlying securities, and to the extent that any cancellation of B2B Internet HOLDRS would otherwise require the delivery of fractional shares, the trust will deliver cash in lieu of such shares. You may request withdrawal of your deposited shares during the trustee's normal business hours. The trustee expects that in most cases it will deliver your deposited shares within one business day of your withdrawal request.

         Voting rights. You will receive proxy soliciting materials provided by issuers of the deposited shares so as to permit you to give the trustee instructions as to how to vote on matters to be considered at any annual or special meetings held by issuers of the underlying securities.

         Under the depositary trust agreement, any beneficial owner of B2B Internet HOLDRS, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated owning B2B Internet HOLDRS for its own proprietary account as principal, will have the right to vote to dissolve and liquidate the trust.

         Distributions. You will be entitled to receive, net of trustee fees, distributions of cash, including dividends, securities or property, if any, made with respect to the underlying securities. The trustee will use its reasonable efforts to ensure that it distributes these distributions as promptly as practicable after the date on which it receives the distribution. Therefore, you may receive your distributions substantially later than you would have had you held the underlying securities directly. Any distributions of securities by an issuer of underlying securities will be deposited into the trust and will become part of the B2B Internet HOLDRS unless such securities are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System or such securities have a different Standard & Poor's GICS sector classification than any of the underlying securities in the B2B Internet HOLDRS at the time of the distribution of such securities. In addition, if the issuer of underlying securities offers rights to acquire additional underlying securities or other securities, the rights will be distributed to you through the trustee, if practicable, and if the rights and the securities that those rights relate to are exempt from registration or are registered under the Securities Act of 1933. Otherwise, if practicable, the rights will be disposed of and the net proceeds distributed to you by the trustee. In all other cases, the rights will lapse.

         You will be obligated to pay any tax or other charge that may become due with respect to B2B Internet HOLDRS. The trustee may deduct the amount of any tax or other governmental charge from a distribution before making payment to you. In addition, the trustee will deduct its quarterly custody fee of $2.00 for each round-lot of 100 HOLDRS from quarterly dividends, if any, paid to the trustee by the issuers of the underlying securities. With respect to the aggregate custody fee payable in any calendar year for each B2B Internet HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

         Reconstitution events. The depositary trust agreement provides for the automatic distribution of underlying securities from the B2B Internet HOLDRS to you in the following four circumstances:

         A. If an issuer of underlying securities no longer has a class of common stock registered under section 12 of the Securities Exchange Act of 1934, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the B2B Internet HOLDRS.

         B. If the SEC finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the B2B Internet HOLDRS.

         C. If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation, corporate combination or other event, the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of B2B Internet HOLDRS, only if the distributed securities have a different Standard & Poor's GICS sector classification than any of the underlying securities represented in the B2B Internet HOLDRS at the time of the distribution or exchange or if the securities received are not listed for trading on a U.S. national securities exchange or through the NASDAQ National Market System. In any other case, the additional securities received as consideration will be deposited into the trust.

         D. If an issuer's underlying securities are delisted from trading on a U.S. national securities exchange or through the Nasdaq National Market System and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date such securities are delisted.

         To the extent a distribution of underlying securities is required as a result of a reconstitution event, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

         As provided in the depositary trust agreement, securities of a new company will be added to the B2B Internet HOLDRS, as a result of a distribution of securities by an underlying issuer or where an event occurs, such as a merger, where the securities of an underlying issuer are exchanged for the securities of another company, unless the securities received have a different Standard & Poor's GICS sector classification than the underlying securities represented in the B2B Internet HOLDRS or if the securities received are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System.

         It is anticipated, as a result of the broadly defined GICS sectors, that most distributions or exchanges of securities will result in the inclusion of new securities in the B2B Internet HOLDRS. The trustee will review the Standard & Poor's GICS sector classifications of securities to determine whether securities received as a result of a distribution by an underlying issuer or as consideration for securities included in the B2B Internet HOLDRS will be distributed from the B2B Internet HOLDRS to you.

         Standard & Poor's sector classifications. Standard & Poor's Corporation is an independent source of market information that, among other things, maintains the Global Industry Classification Standard, which classifies the securities of public companies into various sector classifications based upon GICS sectors, which are derived from its own criteria. The GICS classification standards were exclusively effective on January 2, 2002. There are 10 Standard & Poor's GICS sectors and each class of publicly traded securities of a company is given only one GICS sector. The securities included in the B2B Internet HOLDRS are currently represented in the Information Technology GICS sector. The Standard & Poor's GICS sector classifications of the securities included in the B2B Internet HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor's alters the criteria it uses to determine GICS sectors, or both.

         Record dates. With respect to dividend payments and voting instructions, the trustee expects to fix the trust's record dates as close as possible to the record date fixed by the issuer of the underlying securities.

         Shareholder communications. The trustee promptly will forward to you all shareholder communications that it receives from issuers of the underlying securities.

         Withdrawal of underlying securities. You may surrender your B2B Internet HOLDRS and receive underlying securities during the trustee's normal business hours and upon the payment of applicable fees, taxes or governmental charges, if any. You should receive your underlying securities no later than the business day after the trustee receives your request. If you surrender B2B Internet HOLDRS in order to receive underlying securities, you will pay to the trustee a cancellation fee of up to $10.00 per round-lot of 100 B2B Internet HOLDRS.

         Further Issuances of B2B Internet HOLDRS. The depositary trust agreement provides for further issuances of B2B Internet HOLDRS on a continuous basis without your consent.

         Termination of the trust. The trust will terminate if the trustee resigns and no successor trustee is appointed by Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, within 60 days from the date the trustee provides notice to the initial depositor of its intent to resign. Upon termination, the beneficial owners of B2B Internet HOLDRS will surrender their B2B Internet HOLDRS as provided in the depositary trust agreement, including payment of any fees of the trustee or applicable taxes or governmental charges due in connection with delivery to the owners of the underlying securities. The trust also will terminate if B2B Internet HOLDRS are delisted from the American Stock Exchange and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the B2B Internet HOLDRS are delisted. Finally, the trust will terminate if 75% of the owners of outstanding B2B Internet HOLDRS other than Merrill Lynch, Pierce, Fenner & Smith Incorporated vote to dissolve and liquidate the trust.

         If a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after the termination event occurs.

         Amendment of the depositary trust agreement. The trustee and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, may amend any provisions of the depositary trust agreement without the consent of any other depositor or any of the owners of the B2B Internet HOLDRS. Promptly after the execution of any amendment to the agreement, the trustee must furnish or cause to be furnished written notification of the substance of the amendment to each owner of B2B Internet HOLDRS. Any amendment that imposes or increases any fees or charges, subject to exceptions, or that otherwise prejudices any substantial existing right of the owners of B2B Internet HOLDRS will not become effective until 30 days after notice of the amendment is given to the owners of B2B Internet HOLDRS.

         Issuance and cancellation fees. If you wish to create B2B Internet HOLDRS by delivering to the trust the requisite underlying securities, the trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 B2B Internet HOLDRS. If you wish to cancel your B2B Internet HOLDRS and withdraw your underlying securities, the trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 B2B Internet HOLDRS issued. The trustee may negotiate either of these fees depending on the volume, frequency and size of the issuance or cancellation transactions.

         Commissions. If you choose to create B2B Internet HOLDRS, you will be responsible for paying any sales commissions associated with your purchase of the underlying securities that are charged by your broker, whether it be Merrill Lynch, Pierce, Fenner & Smith Incorporated or another broker, in addition to the issuance fee described above.

         Custody fees. The Bank of New York, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 B2B Internet HOLDRS to be deducted from any dividend payments or other cash distributions on underlying securities received by the trustee. With respect to the aggregate custody fee payable in any calendar year for each B2B Internet HOLDR, the Trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year. The trustee cannot recapture unpaid custody fees from prior years.

         Address of the trustee. The Bank of New York, ADR Department, 101 Barclay Street, New York, New York 10286.

         Governing law. The depositary trust agreement and the B2B Internet HOLDRS are governed by the laws of the State of New York. The trustee will provide the depositary trust agreement to any owner of the underlying securities free of charge upon written request.

         Duties and immunities of the trustee. The trustee assumes no responsibility or liability for, and makes no representations as to, the validity or sufficiency, or as to the accuracy of the recitals, if any, set forth in the B2B Internet HOLDRS.

         The trustee has undertaken to perform only those duties as are specifically set forth in the depositary trust agreement. Subject to the preceding sentence, the trustee is liable for its own negligence or misconduct except for good faith errors in judgment so long as the trustee is not negligent in ascertaining the relevant facts.

                  UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

General

          The following discussion represents the opinion of Shearman & Sterling LLP, our special U.S. federal income tax counsel, as to the principal U.S. federal income tax consequences relating to the B2B Internet HOLDRS for:

         o    a citizen or resident of the United States;

         o a corporation or partnership created or organized in the United States or under the laws of the United States;

         o an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source;

         o a trust if either (i) it is subject to the primary supervision of a U.S. court and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person (each of the above, a "U.S. receipt holder"); and

         o any person other than a U.S. receipt holder (a "Non-U.S. receipt holder").

          This discussion is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change, possibly on a retroactive basis. The discussion does not deal with all U.S. federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules, such as (without limitation) tax-exempt entities, banks, dealers in securities, U.S. receipt holders whose functional currency is not the U.S. dollar, and investors who acquire or hold any B2B Internet HOLDRS as part of a conversion, straddle or other hedging transaction. In addition, this discussion generally is limited to investors who will hold the B2B Internet HOLDRS as "capital assets" (generally, property held for investment) within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). Moreover, this discussion does not address the B2B Internet HOLDRS held by a foreign partnership or other foreign flow through entities. We recommend that you consult with your own tax advisor.

Taxation of the trust

         The trust will provide for flow through tax consequences as it will be treated as a grantor trust or custodial arrangement for U.S. federal income tax purposes.

Taxation of B2B Internet HOLDRS

         A receipt holder purchasing and owning B2B Internet HOLDRS will be treated, for U.S. federal income tax purposes, as directly owning a proportionate share of the underlying securities represented by B2B Internet HOLDRS. Consequently, if there is a taxable cash distribution on an underlying security, a holder will recognize income with respect to the distribution at the time the distribution is received by the trustee, not at the time that the holder receives the cash distribution from the trustee.

         Pursuant to recently enacted legislation, qualified dividend income received in respect of B2B Internet HOLDRS by U.S. receipt holders who are individuals, trusts and estates will be eligible for U.S. federal income taxation at preferential rates. Qualified dividend income includes dividends received from domestic corporations and "qualified foreign corporations," as such term is defined below under "Special considerations with respect to underlying securities of foreign issuers." In order for such dividends to qualify for the preferential rates, specific minimum holding period requirements must be met, and for this purpose, a U.S. receipt holder's holding period with respect to an underlying security may be tolled for any period in which such holder has diminished its risk of loss in respect of such security by (for example) entering into a hedging transaction. Special rules apply to a U.S. receipt holder who leverages its investment in B2B Internet HOLDRS.

         A receipt holder will determine its initial tax basis in each of the underlying securities by allocating the purchase price for the B2B Internet HOLDRS among the underlying securities based on their relative fair market values at the time of purchase. Similarly, when a holder sells a receipt, it will determine the amount realized with respect to each security by allocating the sales price among the underlying securities based on their relative fair market values at the time of sale. A holder's gain or loss with respect to each security will be computed by subtracting its adjusted basis in the security from the amount realized on the security. With respect to purchases of B2B Internet HOLDRS for cash in the secondary market, a receipt holder's aggregate tax basis in each of the underlying securities will be equal to the purchase price of the B2B Internet HOLDRS. Similarly, with respect to sales of B2B Internet HOLDRS for cash in the secondary market, the amount realized with respect to a sale of B2B Internet HOLDRS will be equal to the aggregate amount realized with respect to each of the underlying securities.

          The distribution of any securities by the trust upon the surrender of B2B Internet HOLDRS, the occurrence of a reconstitution event, or a termination event will not be a taxable event, except to the extent that cash is distributed in lieu of fractional shares. The receipt holder's holding period with respect to the distributed securities will include the period that the holder held the securities through the trust.

Brokerage fees and custodian fees

         The brokerage fee incurred in purchasing a receipt will be treated as part of the cost of the underlying securities. Accordingly, a holder includes this fee in its tax basis in the underlying securities. A holder will allocate the brokerage fee among the underlying securities using either a fair market value allocation or pro rata based on the number of shares of each underlying security. Similarly, the brokerage fee incurred in selling B2B Internet HOLDRS will reduce the amount realized with respect to the underlying securities.

         A holder will be required to include in its income the full amount of dividends paid on the underlying securities, even though the depositary trust agreement provides that the custodian fees will be deducted directly from any dividends paid. These custodian fees will be treated as an expense incurred in connection with a holder's investment in the underlying securities and may be deductible. If a holder is an individual, estate or trust, however, the deduction of its share of custodian fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

Special considerations with respect to underlying securities of foreign issuers

          If any of the underlying securities are securities of foreign issuers, the gross amount of any taxable cash distribution will not be eligible for the dividends received deduction generally allowed to corporate U.S. receipt holders.

          As discussed above, dividends received by certain U.S. receipt holders from an issuer of underlying securities that is a "qualified foreign corporation" will be eligible for U.S. federal income taxation at preferential rates under recently enacted legislation. A qualified foreign corporation includes:

     o a foreign corporation that is eligible for the benefits of a comprehensive U.S. income tax treaty that includes an exchange of information program, and

     o a foreign corporation if the stock to which the dividend is paid is readily tradable on an established market in the United States,

but will not include:

     o    a passive foreign investment company (as defined below),

     o a foreign personal holding company (as specially defined in the Code), or

     o    a foreign investment company (as specially defined in the Code).

The Treasury Department is expected to issue guidance regarding these requirements.

         If a foreign issuer pays a dividend in a currency other than in U.S. dollars, the amount of the dividend for U.S. federal income tax purposes will be the U.S. dollar value determined at the spot rate on the date of the payment, regardless of whether the payment is later converted into U.S. dollars. In this case, the U.S. receipt holder may recognize ordinary income or loss as a result of currency fluctuations between the date on which the dividend is paid and the date the dividend amount is converted into U.S. dollars.

         Subject to certain conditions and limitations, any foreign tax withheld on dividends may be deducted from taxable income or credited against a U.S. receipt holder's U.S. federal income tax liability. The limitation on foreign taxes eligible for the U.S. foreign tax credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by a foreign issuer generally will constitute passive income or, in the case of some U.S. holders, financial services income. For purposes of the U.S. foreign tax credit limitation, dividends received by a U.S. receipt holder with respect to an underlying security of a foreign issuer generally will be treated as foreign source income while any gain or loss recognized from the sale of such security generally will be treated as from sources within the United States. The rules relating to the determination of the foreign tax credit are complex and we recommend that U.S. receipt holders consult their own tax advisors to determine whether and to what extent a credit would be available.

          Dividends and distributions made by a foreign issuer may be subject to a foreign withholding tax. Some foreign issuers may make arrangements through which holders of their American depositary shares can apply for a refund of withheld taxes. If any of the underlying securities are securities of a foreign issuer, holders of B2B Internet HOLDRS may be able to use these arrangements to apply for a refund of withheld taxes.

          Additionally, special U.S. federal income tax rules apply to U.S. persons owning shares of a "passive foreign investment company" (a "PFIC"). A foreign corporation generally will be classified as a PFIC for U.S. federal income tax purposes in any taxable year in which, after applying relevant look-through rules, either:

         o    at least 75% of its gross income is "passive income"; or

         o on average at least 50% of the gross value of its assets is attributable to assets that produce "passive income" or are held for the production of passive income.

         Passive income for this purpose generally includes dividends, interest, royalties, rents, and gains from commodities and securities transactions.

          If a corporation were classified as a PFIC, a U.S. receipt holder could be subject to increased tax liability, possibly including an interest charge, upon the sale or other disposition of the B2B Internet HOLDRS or of the underlying securities or upon the receipt of "excess distributions," unless the U.S. receipt holder has made one of certain elections (to the extent available under specific rules) including an election to be taxed currently on its pro rata portion of the corporation's income, whether or not the income was distributed in the form of dividends or otherwise.

Non-U.S. receipt holders

         A non-U.S. receipt holder generally will be subject to U.S. withholding tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty with respect to dividends received on underlying securities of U.S. issuers. However, if that income is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, it is attributable to a permanent establishment maintained in the United States by the holder, then those dividends will be exempt from withholding tax, provided the holder complies with applicable certification and disclosure requirements.

         A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to dividends received on any underlying securities of a foreign issuer, unless that income is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder.

         With respect to dividends of U.S. and any foreign issuers, a non-U.S. receipt holder's dividends that are effectively connected with a U.S. trade or business or dividends attributable to a permanent establishment, net of relevant deductions and credits, will be subject to U.S. federal income taxation at the same graduated rates applicable to U.S. persons. In addition to this graduated tax, effectively connected dividends or dividends attributable to a permanent establishment received by a corporate non-U.S. receipt holder may also be subject to a branch profits tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty. Under some circumstances, a non-U.S. receipt holder whose dividends are so effectively connected or attributable shall be entitled to a dividends received deduction equal to 70% or 80% of the amount of the dividend.

         A non-U.S. receipt holder that is eligible for a reduced rate of withholding tax pursuant to a tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the Internal Revenue Service.

         A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to gain recognized upon the sale or other disposition of B2B Internet HOLDRS or of the underlying securities unless:

         o that gain is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder,

         o in the case of any gain realized by an individual non-U.S. receipt holder, the holder is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met, or

         o the underlying securities issuer is or has been a U.S. real property holding corporation for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the disposition or the period during which the non-U.S. receipt holder held the common stock of such issuer and
              (a) the common stock is not considered to be "regularly traded on an established securities market" or (b) the non-U.S. receipt holder owned, actually or constructively, at any time during the shorter of the periods described above, more than 5% of the common stock of such issuer.

         Effectively connected or attributable gains generally will be subject to U.S. federal income taxation at the same graduated rates applicable to U.S. persons, and may, in the case of a corporate non-U.S. receipt holder, also be subject to the branch profits tax. We recommend that non-U.S. receipt holders consult their own tax advisors to determine whether any applicable tax treaties provide for different rules.

Backup withholding and information reporting

         Information returns will be filed with the Internal Revenue Service in connection with dividend payments made with respect to the underlying securities, or the proceeds of the sale or other disposition of the receipts (or the underlying securities). If you are a non-corporate U.S receipt holder, you will be subject to U.S. backup withholding tax at the applicable rate on these payments unless you provide your taxpayer identification number to the paying agent and comply with certain certification procedures. If you are a non-U.S. receipt holder, you may have to comply with certification procedures to establish that you are not a U.S. person in order to avoid the information reporting and backup withholding tax requirements. However, payments of dividends to non-U.S. receipt holders will be reported on Internal Revenue Service Form 1042-S even if such payments are not otherwise subject to the information reporting requirements.

         The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the Internal Revenue Service.

         The preceding discussion does not address all aspects of U.S. federal income taxation that may be relevant in light of a non-U.S. receipt holder's or an issuer's particular facts and circumstances. We recommend that investors consult their own tax advisors.

                              ERISA CONSIDERATIONS

         Any plan fiduciary which proposes to have a plan acquire B2B Internet HOLDRS should consult with its counsel with respect to the potential applicability of ERISA and the Internal Revenue Code to this investment and whether any exemption would be applicable and determine on its own whether all conditions have been satisfied. Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an acquisition of B2B Internet HOLDRS is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

                              PLAN OF DISTRIBUTION

         In accordance with the depositary trust agreement, the trust issued B2B Internet HOLDRS to Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Merrill Lynch, Pierce, Fenner & Smith Incorporated has deposited the underlying securities to receive B2B Internet HOLDRS. The trust delivered the initial distribution of B2B Internet HOLDRS against deposit of the underlying securities in New York, New York on approximately February 28, 2000.

         Investors who purchase B2B Internet HOLDRS through a fee-based brokerage account will pay fees charged by the brokerage account. We recommend that investors review the terms of their brokerage accounts for details on applicable charges.

         Merrill Lynch, Pierce, Fenner & Smith Incorporated has from time to time provided investment banking and other financial services to certain of the issuers of the underlying securities and expects in the future to provide these services, for which it has received and will receive customary fees and commissions. Merrill Lynch, Pierce, Fenner & Smith Incorporated also may have served as counterparty in other transactions with certain of the issuers of the underlying securities.

         Merrill Lynch, Pierce, Fenner & Smith Incorporated has used and may continue to use this prospectus, as updated from time to time, in connection with offers and sales related to market-making transactions in the B2B Internet HOLDRS. Merrill Lynch, Pierce, Fenner & Smith Incorporated may act as principal or agent in such transactions. Market-making sales will be made at prices related to prevailing market prices at the time of sale.

         Merrill Lynch, Pierce, Fenner & Smith Incorporated has agreed to indemnify the trustee against certain civil liabilities related to acts performed or not performed by the trustee in accordance with the depositary trust agreement or periodic reports filed or not filed with the SEC with respect to the B2B Internet HOLDRS. Should a court determine not to enforce the indemnification provision, Merrill Lynch, Pierce, Fenner & Smith Incorporated also has agreed to contribute to payments the trustee may be required to make with respect to such liabilities.

                                  LEGAL MATTERS

         Legal matters, including the validity of the B2B Internet HOLDRS were passed upon for Merrill Lynch, Pierce, Fenner & Smith Incorporated, the initial depositor and the underwriter in connection with the initial offering of B2B Internet HOLDRS, by Shearman & Sterling LLP, New York, New York. Shearman & Sterling LLP, as special U.S. tax counsel to the trust, also rendered an opinion regarding the material U.S. federal income tax consequences relating to the B2B Internet HOLDRS.

                       WHERE YOU CAN FIND MORE INFORMATION

         Merrill Lynch, Pierce, Fenner & Smith Incorporated has filed a registration statement on Form S-1 with the SEC covering the B2B Internet HOLDRS. While this prospectus is a part of the registration statement, it does not contain all the exhibits filed as part of the registration statement. You should consider reviewing the full text of those exhibits.

         The registration statement is available over the Internet at the SEC's Web site at http://www.sec.gov. You also may read and copy the registration statement at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. Merrill Lynch, Pierce, Fenner & Smith Incorporated will not file any reports pursuant to the Securities Exchange Act of 1934. The trust will file modified reports pursuant to the Securities Exchange Act of 1934.

         Because the common stock of the issuers of the underlying securities are registered under the Exchange Act of 1934, the issuers of the underlying securities are required to file periodically financial and other information specified by the SEC. For more information about the issuers of the underlying securities, information provided to or filed with the SEC by the issuers of the underlying securities with respect to their registered securities can be inspected at the SEC's public reference facilities or accessed through the SEC's Web site referenced above. Information regarding the issuers of the underlying securities may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information.

         The trust and Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates are not affiliated with the issuers of the underlying securities, and the issuers of the underlying securities have no obligations with respect to B2B Internet HOLDRS. This prospectus relates only to B2B Internet HOLDRS and does not relate to the other securities of the issuers of the underlying securities. The information in this prospectus regarding the issuers of the underlying securities has been derived from the publicly available documents described in the preceding paragraph. We have not participated in the preparation of these documents or made any due diligence inquiries with respect to the issuers of the underlying securities in connection with B2B Internet HOLDRS. We make no representation that these publicly available documents or any other publicly available information regarding the issuers of the underlying securities are accurate or complete. Furthermore, we cannot assure you that all events occurring prior to the date of this prospectus, including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph, that would affect the trading price of the common stock of the issuers of the underlying securities, and therefore the offering and trading prices of the B2B Internet HOLDRS, have been publicly disclosed.

                                     ANNEX A

         This annex forms an integral part of the prospectus.

         The following tables provide a brief description of the business of each of the issuers of the underlying securities and set forth the split-adjusted closing market prices, as reported on the applicable primary U.S. trading market, of each of the underlying securities in each month during 1998, 1999, 2000, 2001 and 2002, through June 2003. As a result of the conversion to decimal reporting of trading prices by the markets on which the underlying securities trade, all market prices beginning from January 2001 provided in the following tables are given in decimal form. All historical market prices provided in fractions in excess of one dollar are rounded to the nearest one sixty-fourth of a dollar. An asterisk (*) denotes that no shares of the issuer were trading on a U.S. stock market during that month. The historical prices of the underlying securities should not be taken as an indication of future performance.

                        AGILE SOFTWARE CORPORATION (AGIL)

         Agile Software Corporation develops and markets information management software that is designed to enable manufacturing and supply companies to communicate and collaborate with suppliers and customers over the Internet. Agile software manages the system of record for a company's products and provides business applications for critical communication and collaboration regarding the product record among manufacturers, outsourced manufacturing providers, suppliers and customers.

            Closing              Closing              Closing              Closing             Closing             Closing
   1998      Price      1999      Price        2000    Price        2001    Price     2002      Price     2003      Price
---------- --------- ---------  ---------  ---------- ----------  -------- -------  --------- --------  --------   --------
January       *      January       *         January    73 3/4    January    49.25  January    14.59    January     7.00
February      *      February      *         February   71 17/32  February   21.81  February   10.05    February    6.55
March         *      March         *         March      62 1/2    March      11.02  March      12.10    March       6.42
April         *      April         *         April      37 1/16   April      19.07  April       9.16    April       6.94
May           *      May           *         May        41 7/8    May        17.80  May         8.34    May         9.39
June          *      June          *         June       70 11/16  June       17.00  June        7.27    June        9.64
July          *      July          *         July       55 5/16   July       12.04  July        5.96
August        *      August       24 7/8     August     69 7/16   August     10.00  August      6.74
September     *      September    32         September  89 15/16  September   9.09  September   6.41
October       *      October      49         October    75 3/8    October     9.52  October     6.81
November      *      November     53 9/32    November   46 9/64   November   13.19  November    9.00
December      *      December    108 5/8     December   49 3/8    December   17.22  December    7.74


        The closing price on July 1, 2003 was $9.46.

                               ARIBA, INC. (ARBA)

         Ariba, Inc. provides software, services and network access that enable companies to evaluate and manage the cash costs associated with running their business. Ariba has developed a range of products that provide customers with a means to analyze and manage their spending on items such as commodities, raw materials, operating resources, services, temporary labor, travel, and maintenance, repair and operations equipment.

             Closing              Closing               Closing              Closing              Closing              Closing
   1998       Price      1999      Price      2000       Price      2001      Price      2002      Price      2003      Price
---------- ---------  ---------- --------- ----------  ----------  --------  -------- --------- --------  ----------  ---------
January         *      January       *      January       81 5/16   January    37.31   January    4.85     January       2.81
February        *      February      *      February     132 1/4    February   16.50   February   4.43     February      2.91
March           *      March         *      March        104 13/16  March       7.91   March      4.53     March         2.82
April           *      April         *      April         74 3/16   April       7.73   April      3.75     April         3.26
May             *      May           *      May           52 1/8    May         5.71   May        2.95     May           3.73
June            *      June       24 5/16   June          98 1/16   June        5.50   June       3.19     June          3.00
July            *      July       22 13/32  July         115 15/16  July        4.01   July       2.39
August          *      August     34 3/4    August       157 3/8    August      2.28   August     2.20
September       *      September  36 1/8    September    143 17/64  September   1.86   September  1.35
October         *      October    38 3/4    October      126 3/8    October     3.30   October    2.36
November        *      November   45 9/64   November      62 1/4    November    4.28   November   4.17
December        *      December   88 11/16  December      53 5/8    December    6.16   December   2.48


        The closing price on July 1, 2003 was $2.94.



                          CHECKFREE CORPORATION (CKFR)

         CheckFree Corporation is a provider of financial electronic commerce products and services. CheckFree offers electronic billing and payment services to consumers, portfolio management services to financial institutions and software, maintenance, support and professional services to large financial service providers and other companies across a range of industries.

             Closing              Closing               Closing              Closing              Closing              Closing
   1998       Price      1999      Price      2000       Price      2001      Price      2002      Price      2003      Price
---------- ---------  ---------- --------- ----------  ----------  --------  -------- --------- --------  ----------  ---------

January    24 3/4    January      40 1/2    January    59         January    55.31  January    14.49  January   19.23
February   21 1/2    February     34 1/4    February   87 15/16   February   48.19  February   13.95  February  20.98
March      22 1/8    March        42 9/16   March      70 1/2     March      29.44  March      15.33  March     22.48
April      25 3/4    April        48        April      50 13/16   April      39.84  April      20.36  April     27.57
May        22 11/16  May          47        May        41 13/16   May        38.76  May        21.22  May       24.48
June       29 7/16   June         27 9/16   June       51 9/16    June       35.07  June       15.64  June      28.00
July       24 3/4    July         29 9/16   July       60 3/4     July       30.16  July        9.96
August      8 9/16   August       29 1/4    August     51 13/16   August     21.91  August     12.37
September   9 7/8    September    41 1/8    September  41 57/64   September  16.97  September  11.38
October    15 23/32  October      37 3/8    October    49 3/4     October    14.08  October    16.28
November   16 1/4    November     65 11/16  November   52 1/4     November   16.91  November   19.59
December   23 3/8    December    104 1/2    December   42 1/2     December   18.00  December   16.00

        The closing price on July 1, 2003 was $28.50.

                            COMMERCE ONE, INC. (CMRC)

         Commerce One, Inc.'s offers software and services that link buyers and suppliers of goods and services over the Internet. Commerce One's software allows sourcing and purchasing transactions to be completed via the Internet or intranets, and further enables companies to manage their supplier relationships more efficiently. Companies can also use Commerce One software to automate time-consuming and costly business functions.

             Closing              Closing               Closing              Closing              Closing              Closing
   1998       Price      1999      Price      2000       Price      2001      Price      2002      Price      2003      Price
---------- ---------  ---------- --------- ----------  ----------  --------  -------- --------- --------  ----------  ---------

January       *        January        *      January      861 1/4   January   305.63  January     22.60     January     2.14
February      *        February       *      February    1044 3/8   February  174.48  February    16.80     February    1.62
March         *        March          *      March        746 1/4   March      93.30  March       15.60     March       1.67
April         *        April          *      April        610 5/8   April      92.20  April       11.10     April       2.19
May           *        May            *      May          357 13/16 May        66.80  May          7.50     May         2.95
June          *        June           *      June         453 3/4   June       58.40  June         3.80     June        2.35
July          *        July        82 15/16  July         420 5/8   July       37.40  July         4.40
August        *        August      74 5/6    August       625 5/16  August     32.60  August       3.98
September     *        September  162 13/16  September    785       September  24.60  September    2.97
October       *        October    285 15/32  October      641 7/8   October    25.00  October      3.00
November      *        November   548 3/4    November     288 1/8   November   31.50  November     5.47
December      *        December   982 1/2    December     253 1/8   December   35.70  December     2.75

        The closing price on July 1, 2003 was $2.30.



                            FREEMARKETS, INC. (FMKT)

         FreeMarkets, Inc. creates online auctions for buyers and sellers of industrial parts, raw materials and commodities, such as plastic parts, commercial machinings, metal fabrications, chemicals, printed circuit boards, corrugated packaging and coal. In a FreeMarkets' interactive online auction, buyers from around the world submit competitive bids in real-time. FreeMarkets generates revenue under service agreements with buyer clients who use FreeMarkets' technology and services in conducting the online bidding process.

             Closing              Closing               Closing              Closing              Closing              Closing
   1998       Price      1999      Price      2000       Price      2001      Price      2002      Price      2003      Price
---------- ---------  ---------- --------- ----------  ----------  --------  -------- --------- --------  ----------  ---------
January         *      January        *     January      229       January     23.44   January    23.00    January      4.11
February        *      February       *     February     174 3/16  February    18.38   February   19.44    February     4.60
March           *      March          *     March        121       March        9.53   March      22.97    March        5.47
April           *      April          *     April         72 3/16  April        9.59   April      17.76    April        6.52
May             *      May            *     May           43 5/16  May         12.00   May        15.45    May          7.51
June            *      June           *     June          47 7/16  June        20.00   June       14.13    June         6.95
July            *      July           *     July          48 1/16  July        19.92   July        6.75
August          *      August         *     August        81 3/8   August      14.46   August      5.90
September       *      September      *     September     57 1/8   September   10.58   September   4.96
October         *      October        *     October       49 7/16  October     13.37   October     7.18
November        *      November       *     November      32 1/16  November    19.75   November    8.45
December        *      December   341 5/16  Decembr       19       December    23.97   December    6.44

        The closing price on July 1, 2003 was $6.90.

                       INTERNET CAPITAL GROUP, INC. (ICGE)

         Internet Capital Group, Inc., an Internet holding company, is engaged in purchasing interests in business-to-business electronic commerce companies. These companies are then incorporated into Internet Capital's network of companies. Internet Capital also provides strategic guidance and operational support and promotes collaboration among its network of companies in order to increase their profitability.

             Closing              Closing               Closing              Closing              Closing              Closing
   1998       Price      1999      Price      2000       Price      2001      Price      2002      Price      2003      Price
---------- ---------  ---------- --------- ----------  ----------  --------  -------- --------- --------  ----------  ---------

January         *      January        *      January     119        January    6.44    January     1.05    January     0.38
February        *      February       *      February    105 3/4    February   3.84    February    0.77    February    0.32
March           *      March          *      March        90 5/16   March      2.19    March       0.64    March       0.29
April           *      April          *      April        42 3/8    April      2.17    April       0.46    April       0.37
May             *      May            *      May          26 15/16  May        2.14    May         0.31    May         0.72
June            *      June           *      June         37 1/64   June       2.00    June        0.27    June        0.48
July            *      July           *      July         33 13/16  July       1.31    July        0.23
August          *      August       37 1/2   August       34 7/8    August     0.76    August      0.27
September       *      September    43 15/16 September    17 7/16   September  0.40    September   0.19
October         *      October      58 3/16  October      13 1/4    October    0.90    October     0.37
November        *      November     84       November      5 3/4    November   1.11    November    0.73
December        *      December    170       December      3 9/32   December   1.21    December    0.36

        The closing price on July 1, 2003 was $0.49.



                              NEXPRISE, INC. (NXPS)

         NexPrise, Inc. is a provider of collaborative software solutions that enable companies to manage processes with their suppliers, partners, and customers. NexPrise's software allows manufacturers, suppliers, and partners to securely collaborate on e-business processes. NexPrise's applications include solutions for quote management and program management. NexPrise offers customers consulting, technical support, and hosting services.

             Closing              Closing               Closing              Closing              Closing              Closing
   1998       Price      1999      Price      2000       Price      2001      Price      2002      Price      2003      Price
---------- ---------  ---------- --------- ----------  ----------  --------  -------- --------- --------  ----------  ---------

January       *        January        *      January    1462 1/2    January    41.25   January    4.50     January      1.47
February      *        February       *      February   3373 1/8    February   18.75   February   6.60     February     1.45
March         *        March          *      March       849 3/8    March      11.25   March      6.15     March        4.00
April         *        April          *      April       412 1/2    April       9.30   April      6.14     April        4.20
May           *        May            *      May         270        May         8.55   May        6.40     May          3.26
June          *        June           *      June        283 1/8    June        6.00   June       5.00     June         3.15
July          *        July         450      July        180 15/16  July        7.65   July       4.20
August        *        August       405      August      213 3/4    August      5.70   August     4.00
September     *        September    462      September   165 3/16   September   4.05   September  2.50
October       *        October      571 7/8  October      72 3/16   October     9.60   October    1.53
November      *        November     973 1/8  November     28 19/32  November   10.50   November   2.41
December      *        December    1665      December     15        December    5.85   December   1.38

        The closing price on July 1, 2003 was $2.90.

                         PEGASUS SOLUTIONS, INC. (PEGS)

         Pegasus Solutions, Inc. develops and markets electronic commerce and transaction processing services to the hotel and hospitality industry. Pegasus offers services and products that allow travel agents and individual travelers to access hotel room inventory information and make reservations over the Internet. Pegasus also offers processing services for participating hotels and travel agencies, and provides hotel representation, central reservation system and property management system services. It also provides database marketing, market research and marketing information systems for the hospitality industry.

             Closing              Closing               Closing              Closing              Closing              Closing
   1998       Price      1999      Price      2000       Price      2001      Price      2002      Price      2003      Price
---------- ---------  ---------- --------- ----------  ----------  --------  -------- --------- --------  ----------  ---------

January     10 1/4     January    21 27/64  January     27         January    11.31    January    17.12    January      9.72
February    14 53/64   February   25        February    20         February   10.56    February   16.06    February     9.69
March       17 11/64   March      26 37/64  March       15 13/16   March       8.91    March      18.50    March       11.20
April       17 53/64   April      31 11/64  April       17 3/4     April       9.90    April      19.37    April       11.90
May         16 53/64   May        23 1/4    May         13 15/16   May        11.51    May        14.75    May         14.19
June        17 5/64    June       24 61/64  June        10 7/8     June       11.55    June       17.50    June        16.29
July        12 61/64   July       22 1/2    July        10 3/16    July        8.90    July       15.94
August      10 21/64   August     24 5/64   August      19 7/8     August     13.00    August     15.42
September    8 35/64   September  25        September   19 9/16    September   8.38    September  10.55
October     11 37/64   October    28 1/2    October     17 1/16    October    10.25    October    10.90
November    14 53/64   November   34        November     9 29/32   November   13.05    November   11.39
December    24         December   40 13/64  December     6 15/16   December   14.20    December   10.03

        The closing price on July 1, 2003 was $15.71.



                             QRS CORPORATION (QRSI)

         QRS Corporation markets and develops electronic commerce merchandising products and services that are designed to improve the flow of information and goods and services throughout the retail industry chain. QRS' electronic commerce services enable companies to collaborate and electronically exchange business documents. QRS also operates a database of product information companies may utilize in their business operations. QRS provides application products that enable companies to manage inventory, logistics and customs management. QRS also collects, analyzes and delivers information that can be used in strategic and tactical decision making.

             Closing              Closing               Closing              Closing              Closing              Closing
   1998       Price      1999      Price      2000       Price      2001      Price      2002      Price      2003      Price
---------- ---------  ---------- --------- ----------  ----------  --------  -------- --------- --------  ----------  ---------

January     24 19/64   January    33 21/64  January     72 1/4     January    12.19    January       13.47  January     5.36
February    28 59/64   February   33 13/64  February    94 3/8     February    8.88    February      10.07  February    5.74
March       35 43/64   March      41 45/64  March       75 1/4     March       8.50    March         11.80  March       4.91
April       31 21/64   April      36 43/64  April       33         April       8.85    April         11.20  April       5.17
May         23 41/64   May        49 21/64  May         27 1/2     May        11.41    May            9.67  May         4.71
June        25 5/64    June       52        June        24 9/16    June       16.60    June           7.79  June        5.05
July        21         July       54        July        18 3/8     July       14.55    July           7.83
August      18 5/64    August     48 1/8    August      18 5/16    August     14.03    August         6.36
September   21 1/4     September  64 1/8    September   15 1/16    September   8.40    September      6.63
October     25 21/64   October    55 5/8    October      8 7/16    October     9.70    October        4.98
November    28 5/64    November   58 1/8    November     7 9/32    November   11.82    November       6.75
December    32         December  105        December    12 13/16   December   14.10    December       6.60

        The closing price on July 1, 2003 was $5.38.







                               RETEK, INC. (RETK)

         Retek, Inc. provides Web-based software for retailers and their trading partners enabling retailers to use the Internet to communicate with the participants that make up the global retail supply chain, which includes suppliers, distributors, wholesalers, brokers, transportation companies, consolidators and manufacturers. Retek software is designed to assist retail organizations in forecasting consumer demand, and enables rapid responses to changes in either supply or demand. Retek markets its software through both direct and indirect sales channels primarily to retailers.

             Closing              Closing               Closing              Closing              Closing              Closing
   1998       Price      1999      Price      2000       Price      2001      Price      2002      Price      2003      Price
---------- ---------  ---------- --------- ----------  ----------  --------  -------- --------- --------  ----------  ---------

January         *      January       *      January      53 1/8  January      33.44  January       24.15  January        3.24
February        *      February      *      February     60 5/8  February     22.19  February      20.02  February       4.35
March           *      March         *      March        41 3/16 March        18.81  March         26.25  March          5.77
April           *      April         *      April        21 1/2  April        28.89  April         23.60  April          6.25
May             *      May           *      May          20 5/8  May          35.01  May           24.39  May            6.53
June            *      June          *      June         32      June         47.94  June          24.30  June           6.30
July            *      July          *      July         30 3/4  July         32.08  July           6.47
August          *      August        *      August       34 7/16 August       27.98  August         4.89
September       *      September     *      September    53      September    12.62  September      3.60
October         *      October       *      October      39 7/16 October      20.32  October        3.27
November        *      November   67 13/16  November     20 7/8  November     28.55  November       4.43
December        *      December   75 1/4    December     24 3/8  December     29.87  December       2.72

        The closing price on July 1, 2003 was $6.25.




                             SCIQUEST, INC. (SQST)

         SciQuest, Inc. provides solutions to enhance research operations for pharmaceutical, clinical, biotechnology, chemical, industrial and educational organizations. SciQuest's software allows buyers to search and purchase scientific products from a variety of suppliers over the Internet. In addition, SciQuest has developed an enterprise software solution that includes an electronic procurement system and an online product catalog, which is designed to reduce procurement costs. SciQuest's also provides customers with technical consulting, project planning, integration and training services.

             Closing              Closing               Closing              Closing              Closing              Closing
   1998       Price      1999      Price      2000       Price      2001      Price      2002      Price      2003      Price
---------- ---------  ---------- --------- ----------  ----------  --------  -------- --------- --------  ----------  ---------

January         *      January       *      January      424.69  January      28.59  January       12.68  January        3.67
February        *      February      *      February     561.56  February     14.06  February      11.78  February       4.88
March           *      March         *      March        193.12  March         6.56  March         13.35  March          3.90
April           *      April         *      April         97.50  April        14.40  April         12.88  April          3.75
May             *      May           *      May           60.00  May          12.00  May            7.80  May            4.10
June            *      June          *      June          85.78  June          7.80  June           5.68  June           3.90
July            *      July          *      July          73.36  July          6.83  July           5.78
August          *      August        *      August        72.19  August        6.75  August         5.68
September       *      September     *      September     51.80  September     6.90  September      4.65
October         *      October       *      October       33.52  October       7.95  October        4.18
November        *      November     247.50  November      14.77  November      9.00  November       4.58
December        *      December     596.25  December       9.84  December     12.68  December       3.38

        The closing price on July 1, 2003 was $3.86.

                            VERTICALNET, INC. (VERT)

         VerticalNet, Inc. provides supply chain solutions that enable companies and their supply and demand chain partners to communicate, collaborate and conduct commerce more effectively. VerticalNet's software applications, which can be used on multi-party platforms, include spend management, strategic sourcing, collaborative planning and order management.

             Closing              Closing               Closing              Closing              Closing              Closing
   1998       Price      1999      Price      2000       Price      2001      Price      2002      Price      2003      Price
---------- ---------  ---------- --------- ----------  ----------  --------  -------- --------- --------  ----------  ---------

January         *      January       *      January     1191 1/4   January      54.06   January    13.00    January       0.92
February        *      February   103 1/8   February    1100       February     31.56   February    8.10    February      0.68
March           *      March      259 11/16 March        680       March        20.30   March       7.00    March         0.73
April           *      April      283 3/4   April        540       April        19.30   April       4.10    April         0.79
May             *      May        200       May          320 5/8   May          21.80   May         3.30    May           1.90
June            *      June       262 1/2   June         369 7/8   June         24.90   June        1.60    June          1.56
July            *      July       219 11/16 July         477 1/2   July         13.90   July        1.45
August          *      August     172 1/2   August       532 1/2   August        9.00   August      1.20
September       *      September  185       September    351 1/4   September     3.60   September   0.95
October         *      October    280       October      278 29/32 October      13.90   October     1.09
November        *      November   438 1/8   November      89 3/8   November     16.00   November    1.47
December        *      December   820       December      66 9/16  December     14.00   December    0.79

        The closing price on July 1, 2003 was $1.46.

================================================================================





                                     [LOGO]




                        1,000,000,000 Depositary Receipts

                          B2B Internet HOLDRS (SM) Trust

                               -------------------

                               P R O S P E C T U S

                                -----------------

                                   July 7, 2003


================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Indemnification of Directors and Officers.

         Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

         Article XIV, Section 2 of the Restated Certificate of Incorporation of Merrill Lynch, Pierce, Fenner & Smith Incorporated provides in effect that, subject to certain limited exceptions, Merrill Lynch, Pierce, Fenner & Smith incorporated shall indemnify its directors and officers to the full extent authorized or permitted by law.

         The directors and officers of Merrill Lynch, Pierce, Fenner & Smith Incorporated are insured under policies of insurance maintained by Merrill Lynch, Pierce, Fenner & Smith Incorporated, subject to the limits of the policies, against certain losses arising from any claim made against them by reason of being or having been such directors or officers. In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated has entered into contracts with all of its directors providing for indemnification of such persons by Merrill Lynch, Pierce, Fenner & Smith Incorporated to the full extent authorized or permitted by law, subject to certain limited exceptions.

Item 16.  Exhibits.

         See Exhibit Index.

Item 17.  Undertakings.

         The undersigned Registrant hereby undertakes:

                           (1) To file, during any period in which offers or
                  sales are being made, a post-effective amendment to this Registration Statement:

                                            (i) To include any prospectus
                                    required by Section 10(a)(3) of the
                                    Securities Act of 1933.

                                            (ii) To reflect in the prospectus
                                    any facts or events arising after the
                                    effective date of the registration statement
                                    (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                                            (iii) To include any material
                                    information with respect to the plan of
                                    distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                           (2) That, for the purpose of determining any
                  liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a
                  post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                           (4) For purposes of determining any liability under
                  the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497 (h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                           (5) For purposes of determining any liability under
                  the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (6) Insofar as indemnification for liabilities
                  arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, on July 9, 2003.


                                          MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                      INCORPORATED


                                          By:               *
                                              ---------------------------------
                                              Name:  John J. Fosina
                                              Title: Chief Financial Officer



         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 5 to the Registration Statement has been signed by the following persons in the capacities indicated on July 9, 2003.

          Signature                                 Title

              *                           Co. Chief Executive Officer,
------------------------------------
        James P. Gorman                   Co. Chairman of the Board and Director


              *                           Co. Chief Executive Officer,
------------------------------------
        Arshad R. Zakaria                 Co. Chairman of the Board and Director


              *                           Director
------------------------------------
        Carlos M. Morales


              *                           Chief Financial Officer
------------------------------------
        John J. Fosina


              *                           Controller
------------------------------------
        Dominic A. Carone


*By:    /s/ Mitchell M. Cox               Attorney-in-Fact
    --------------------------
        Mitchell M. Cox

                                INDEX TO EXHIBITS

Exhibits


   *4.1 Standard Terms for Depositary Trust Agreements between Merrill Lynch, Pierce, Fenner & Smith Incorporated and The Bank of New York, as Trustee dated as of September 2, 1999, and included as exhibits thereto, form of Depositary Trust Agreement and form of HOLDRS, filed on February 10, 2000 as an exhibit to amendment no. 1 to the registration statement on Form S-1 for B2B Internet HOLDRS.

   *4.2 Form of Amendment No. 2 to the Standard Terms for Depository Trust Agreements, dated as of November 22, 2000, filed on November 28, 2000 as an exhibit to post-effective amendment no. 1 to the registration statement on Form S-1 for B2B Internet HOLDRS.

   *5.1 Opinion of Shearman & Sterling regarding the validity of the B2B Internet HOLDRS Receipts, filed on February 10, 2000 as an exhibit to amendment no. 1 to the registration statement on Form S-1 for B2B Internet HOLDRS.

   *8.1 Opinion of Shearman & Sterling, as special U.S. tax counsel regarding the material federal income tax consequences, filed on February 10, 2000 as an exhibit to amendment no. 1 to the registration statement on Form S-1 for B2B Internet HOLDRS.

    8.2 Opinion of Shearman & Sterling, as special U.S. tax counsel regarding the material federal income tax consequences, filed on July 9, 2003 as an exhibit to amendment no. 5 to the registration statement on Form S-1 for B2B Internet HOLDRS.

  *24.1 Power of Attorney (included in Part II of Registration Statement) filed on February 3, 2000 as an exhibit to the registration statement filed on Form S-1 for B2B Internet HOLDRS.

  *24.2 Power of Attorney of Dominic Carone, filed on November 28, 2000 as an exhibit to post-effective amendment no. 1 to the registration statement on Form S-1 for B2B Internet HOLDRS.

  *24.3 Power of Attorney of John J. Fosina, E. Stanley O'Neal, George A. Schieren, Thomas H. Patrick and Dominic A. Carone.

  *24.4 Power of Attorney of James P. Gorman, Arshad R. Zakaria and Carlos M. Morales



-----------
*  Previously filed.